SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: February 14, 1997


                                   NELX, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Kansas                        0-21210                      84-0922335
---------------                  ----------                  -------------------
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)



10200 W. 44th Ave. #400, Wheat Ridge, CO                           80033
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code 303-422-9497
                                                   ------------

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant
         --------------------------------

     The Company was not able to raise the necessary capital for funding the re-engineering of the Aerosearch product. An agreement has been reached so that NELX will receive 20% of the stock ownership of Mind 2 Market, Inc. (formerly NELX Marketing, Inc.) and Mind 2 Market will attempt to capitalize the manufacture of the product.

     The Company has entered into a stock exchange agreement with the Shareholders of Lincoln Aztec Corp. ("LAC"), of Denver, Colorado, NELX, Inc. ("NELX") to acquire 100% of LAC for 33,500,000 shares of NELX common stock. (see
Item 5 below)

     This will constitute approximately 51% of the total outstanding common stock after the transaction based upon the stock currently outstanding. The LAC agreement provides for appointment of 3 additional directors as LAC designees.

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     The Provo, Utah building and the Denver, Colorado Three-plex have been foreclosed because of lack of operating capital. The company will sustain a net capital loss of approximately $300,000 as a result, and total assets will be reduced by approximately $600,000.

Item 3.  Bankruptcy or Receivership
         --------------------------

         None.

Item 4.  Changes in Registrants Certifying Accountant
         --------------------------------------------

         None.

Item 5.  Other Events
         ------------

     The  Company  has  entered  into  a  stock  exchange   agreement  with  the
Shareholders  of Lincoln Aztec Corp.  ("LAC"),  of Denver,  Colorado.  Under the
terms of the Agreement NELX, Inc. would acquire 100% of LAC for 33,500,000 shares of NELX common stock. LAC has 120,000 +/- acres of oil and gas leases of indeterminate value which is being investigated at the present time.

     Approximately $500,000 to be provided by LAC will be used to acquire Powers Elevation Co., Inc., a 48 year old company with over $2,000,000 annual gross revenues and in excess of $1,000,000 in assets.

     Powers Elevation Co., Inc. has served the energy industry for over 48 years by providing well site surveys and elevations and has an extensive data bank. Powers Elevation Co., Inc. has branched out into the environmental evaluation area to expand its business base.

Item 6.  Resignation of Directors
         ------------------------

         None.

Item 7.  Financial Statements Pro Forma Financial & Exhibits
         ---------------------------------------------------

         Financials - None at this time. Audits are currently under way.

Exhibits
--------

         Agreement and Plan of Reorganization

         Binding Letter of Intent

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 14, 1997           NELX, Inc.


                                  By:  /S/  WESLEY F. WHITING
                                       ----------------------------------------
                                           Wesley F. Whiting, President